EXHIBIT 99.1

ShiftPixy Announces Definitive Agreement to Acquire a Northern

California-Based Provider of Human Capital to Several Key Industrial Clients

MIAMI, March 26, 2024--ShiftPixy, Inc. (Nasdaq: PIXY) (“ShiftPixy” or the “Company”), a Florida-based national staffing enterprise which designs, manages, and sells access to a disruptive, revolutionary platform that facilitates employment in the rapidly growing Gig Economy, today announced a definitive agreement to acquire a leading provider of human capital in Northern California.

The company’s strong market presence in Northern California has established an annual revenue run rate of $58 million, an EBITDA of $3.4 million, and a significant portfolio of 94 commercial accounts. The company’s strategic operations span four regional office locations managing a workforce ecosystem of over 35,800 worksite employees.

"This first acquisition represents a pivotal moment for ShiftPixy as we expand our market presence and fortify our position in the Gig Economy.” said Scott Absher, CEO of ShiftPixy. “This first in a series of acquisitions is a strategic step to leverage the ShiftPixy technology platform and capture rapid market share in the evolving world of work."

The acquisition, poised to enhance ShiftPixy's market dominance, is expected to close in the forthcoming quarter, subject to standard closing conditions. Upon completion, the entity will operate under the ShiftPixy umbrella. The financial details of the acquisition have not been disclosed.

About ShiftPixy

ShiftPixy is a disruptive human capital services enterprise, revolutionizing employment in the Gig Economy by delivering a next-gen mobile platform for workforce engagement and management. Designed to help businesses with shift-based employees navigate the new ways workers connect to work. Management’s legacy of more than 30 years of workers’ compensation coverage, employer administration and compliance, ShiftPixy is leveraging human capital management experience with today’s cutting-edge technology to provide access to human capital in the growing Gig Economy.

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Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include, among other things, statements regarding the anticipated use of proceeds from the private placement, the anticipated closing date of the private placement and the anticipated filing and effectiveness date for a registration statement related to the resale of the common shares and common shares underlying warrants from the private placement. Although such forward-looking statements are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate. If any of the risks or uncertainties, including those set forth below, materialize or if any of the assumptions proves incorrect, the results of the Company, could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties include, but are not limited to, risks associated with the nature of the Company’s business model; the Company’s ability to execute its vision and growth strategy; the Company’s ability to attract and retain clients; the Company’s ability to assess and manage risks; changes in the law that affect the Company’s business and its ability to respond to such changes and incorporate them into its business model, as necessary; the Company’s ability to insure against and otherwise effectively manage risks that affect its business; competition; reliance on third-party systems and software; the Company’s ability to protect and maintain its intellectual property; and general developments in the economy and financial markets. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, and its periodic and current reports on Form 10-Q and Form 8-K. The Company undertakes no obligation to update forward-looking statements if circumstances or management's estimates or opinions should change, except as required by applicable securities laws. The information in this press release shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD. Further information on these and other factors that could affect the financial results of the Company, is included in the filings we make with the SEC from time to time. These documents are available on the “SEC Filings” subsection of the “Investor Information” section of the Company’s website at https://ir.shiftpixy.com/financial-information/sec-filings, or directly from the SEC’s website at https://www.sec.gov. Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, the Company is alerting investors and other members of the general public that the Company will provide updates on operations and progress required to be disclosed under Regulation FD through its social media on Facebook, Twitter, LinkedIn and YouTube. Investors, potential investors, shareholders and individuals interested in the Company are encouraged to keep informed by following us on Facebook, Twitter, LinkedIn and YouTube.

INVESTOR CONTACT:

InvestorRelations@shiftpixy.com

800.475.3655

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